Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Quarterly report of GeoPharma, Inc. (the “Company”) on Form 10-QSB for the three months ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carol Dore-Falcone, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Carol Dore-Falcone
Carol Dore-Falcone
Vice President and Chief Financial Officer
February 14, 2005